Exhibit 99.1
Wynn Resorts, Limited Reports Second Quarter 2024 Results

LAS VEGAS, August 6, 2024 — Wynn Resorts, Limited (NASDAQ: WYNN) ("Wynn Resorts" or the "Company") today reported financial results for the second quarter ended June 30, 2024.

Operating revenues were $1.73 billion for the second quarter of 2024, an increase of $137.1 million from $1.60 billion for the second quarter of 2023. Net income attributable to Wynn Resorts, Limited was $111.9 million for the second quarter of 2024, compared to net income attributable to Wynn Resorts, Limited of $105.2 million for the second quarter of 2023. Diluted net income per share was $0.91 for the second quarter of 2024, compared to diluted net income per share of $0.84 for the second quarter of 2023. Adjusted Property EBITDAR(1) was $571.7 million for the second quarter of 2024, compared to Adjusted Property EBITDAR of $524.5 million for the second quarter of 2023.

"Our second quarter results, including a new second quarter record for Adjusted Property EBITDAR, reflect continued strength throughout our business. I am incredibly proud of our teams in Las Vegas, Macau and Boston," said Craig Billings, CEO of Wynn Resorts, Limited. "Importantly, we continue to invest in growing the business, with construction on Wynn Al Marjan Island in the UAE progressing at a rapid pace. During the quarter, we also finalized a transaction to acquire our pro-rata share of the land on Al Marjan Island Three, including a sizable land bank for potential future development opportunities for Wynn Resorts or for selected third parties complementary to Wynn Al Marjan."

Consolidated Results
Operating revenues were $1.73 billion for the second quarter of 2024, an increase of $137.1 million from $1.60 billion for the second quarter of 2023. For the second quarter of 2024, operating revenues increased $79.7 million, $35.7 million, $50.6 million at Wynn Palace, Wynn Macau, and our Las Vegas Operations, respectively, and decreased $9.3 million at Encore Boston Harbor, from the second quarter of 2023.

Net income attributable to Wynn Resorts, Limited was $111.9 million for the second quarter of 2024, compared to net income attributable to Wynn Resorts, Limited of $105.2 million for the second quarter of 2023. Diluted net income per share was $0.91 for the second quarter of 2024, compared to diluted net income per share of $0.84 for the second quarter of 2023. Adjusted net income attributable to Wynn Resorts, Limited(2) was $124.5 million, or $1.12 per diluted share, for the second quarter of 2024, compared to adjusted net income attributable to Wynn Resorts, Limited of $103.3 million, or $0.91 per diluted share, for the second quarter of 2023.

Adjusted Property EBITDAR was $571.7 million for the second quarter of 2024, an increase of $47.2 million compared to Adjusted Property EBITDAR of $524.5 million for the second quarter of 2023. For the second quarter of 2024, Adjusted Property EBITDAR increased $27.9 million, $6.3 million, and $6.2 million at Wynn Palace, Wynn Macau, and our Las Vegas Operations, respectively, and decreased $7.0 million at Encore Boston Harbor, from the second quarter of 2023.

Wynn Resorts, Limited also announced today that its Board of Directors has declared a cash dividend of $0.25 per share, payable on August 30, 2024 to stockholders of record as of August 19, 2024.

Property Results
Macau Operations
Wynn Palace
Operating revenues from Wynn Palace were $548.0 million for the second quarter of 2024, an increase of $79.7 million from $468.4 million for the second quarter of 2023. Adjusted Property EBITDAR from Wynn Palace was $184.5 million for the second quarter of 2024, compared to $156.6 million for the second quarter of 2023. Table games win percentage in mass market operations was 23.6%, above the 20.3% experienced in the second quarter of 2023. VIP table games win as a percentage of turnover was 4.10%, above the property's expected range of 3.1% to 3.4% and below the 4.24% experienced in the second quarter of 2023.

Wynn Macau
Operating revenues from Wynn Macau were $337.3 million for the second quarter of 2024, an increase of $35.7 million from $301.6 million for the second quarter of 2023. Adjusted Property EBITDAR from Wynn Macau was $95.9 million for the second quarter of 2024, compared to $89.6 million for the second quarter of 2023. Table games win percentage in mass market operations was 17.5%, below the 17.7% experienced in the second quarter of 2023. VIP table games win as a percentage of turnover was 2.19%, below the property's expected range of 3.1% to 3.4% and below the 4.16% experienced in the second quarter of 2023.

Las Vegas Operations
Operating revenues from our Las Vegas Operations were $628.7 million for the second quarter of 2024, an increase of $50.6 million from $578.1 million for the second quarter of 2023. Adjusted Property EBITDAR from our Las Vegas Operations for the second quarter of 2024 was $230.3 million, compared to $224.1 million for the second quarter of 2023. Table games win percentage for the second quarter of 2024 was 21.9%, slightly below the property's expected range of 22% to 26% and below the 22.9% experienced in the second quarter of 2023.

Encore Boston Harbor
Operating revenues from Encore Boston Harbor were $212.6 million for the second quarter of 2024, a decrease of $9.3 million from $221.9 million for the second quarter of 2023. Adjusted Property EBITDAR from Encore Boston Harbor for the second quarter of 2024 was $62.1 million, compared to $69.1 million for the second quarter of 2023. Table games win percentage for the second quarter of 2024 was 19.6%, within the property's expected range of 18% to 22% and below the 22.3% experienced in the second quarter of 2023.

Wynn Al Marjan Island Development

During the second quarter of 2024, the Company contributed $356.5 million of cash into a 40%-owned joint venture that is constructing the Wynn Al Marjan Island development in the UAE, bringing our life-to-date cash contributions to the project to $514.4 million. The cash contributed in the quarter was used primarily to fund our pro rata portion of the purchase of approximately 155 acres of land underlying the integrated resort development site, including over 70 acres of land for potential future development in Ras Al Khaimah. Wynn Al Marjan Island is currently expected to open in 2027.

Balance Sheet

Our cash and cash equivalents as of June 30, 2024 totaled $2.38 billion, comprised of $1.38 billion held by Wynn Macau, Limited ("WML") and subsidiaries, $281.1 million held by Wynn Resorts Finance, LLC ("WRF") and subsidiaries excluding WML, and $715.6 million held at Corporate and other. In addition, as of June 30, 2024, we had $500.0 million in short-term investments held at WML. As of June 30, 2024, the available borrowing capacity under the WRF Revolver and the WM Cayman II Revolver was $735.3 million and $312.2 million, respectively.

Total current and long-term debt outstanding at June 30, 2024 was $11.03 billion, comprised of $6.44 billion of Macau related debt, $1.46 billion of Wynn Las Vegas debt, $2.52 billion of WRF debt, and $614.4 million of debt held by the retail joint venture which we consolidate.

During the second quarter of 2024, the Company repurchased 741,340 shares of its common stock under its publicly announced equity repurchase program at an average price of $91.72 per share, for an aggregate cost of $68.0 million. As of June 30, 2024, the Company had $365.4 million in repurchase authority remaining under the program.

Conference Call and Other Information
The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on August 6, 2024 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com. On or before August 14, 2024, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended June 30, 2024 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, reductions in discretionary consumer spending, adverse macroeconomic conditions and their impact on levels of disposable consumer income and wealth, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political conditions, adverse tourism trends, travel disruptions caused by events outside of our control, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction and regulatory risks associated with current and future projects (including Wynn Al Marjan Island), cybersecurity risk and our leverage and ability to meet our debt service obligations. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented by the Company's other periodic reports filed with the Securities and Exchange Commission from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
(1) "Adjusted Property EBITDAR" is net income before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on debt financing transactions, and other non-operating income and expenses. Adjusted Property EBITDAR is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDAR as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDAR because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDAR calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDAR should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, Adjusted Property EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, triple-net operating lease rent expense related to Encore Boston Harbor, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDAR. Also, our calculation of Adjusted Property EBITDAR may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income attributable to Wynn Resorts, Limited" is net income attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other, change in derivatives fair value, loss on debt financing transactions, and foreign currency remeasurement and other, net of noncontrolling interests and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDAR, and (iii) net income attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating revenues:
Casino	$1,008,946	$912,999	$2,130,412	$1,679,991
Rooms	304,521	276,505	631,935	549,034
Food and beverage	281,404	257,036	548,342	489,647
Entertainment, retail and other	138,061	149,282	285,152	300,829
Total operating revenues	1,732,932	1,595,822	3,595,841	3,019,501
Operating expenses:
Casino	614,518	543,643	1,289,957	1,017,028
Rooms	80,538	73,783	162,615	146,485
Food and beverage	221,343	203,922	427,164	384,541
Entertainment, retail and other	62,941	85,999	133,953	178,481
General and administrative	264,727	257,321	536,343	517,093
Provision for credit losses	2,429	(6,640)	2,516	(7,184)
Pre-opening	1,558	1,477	3,593	5,955
Depreciation and amortization	176,405	169,962	351,338	338,774
Property charges and other	38,815	16,019	55,763	18,477
Total operating expenses	1,463,274	1,345,486	2,963,242	2,599,650
Operating income	269,658	250,336	632,599	419,851
Other income (expense):
Interest income	34,884	44,127	75,056	84,320
Interest expense, net of amounts capitalized	(174,596)	(190,243)	(357,000)	(377,983)
Change in derivatives fair value	15,517	24,336	(2,397)	47,382
Loss on debt financing transactions	—	(3,375)	(1,561)	(15,611)
Other	8,745	6,959	4,023	(23,655)
Other income (expense), net	(115,450)	(118,196)	(281,879)	(285,547)
Income before income taxes	154,208	132,140	350,720	134,304
Provision for income taxes	(7,935)	(4,305)	(27,949)	(5,323)
Net income	146,273	127,835	322,771	128,981
Less: net income attributable to noncontrolling interests	(34,330)	(22,651)	(66,612)	(11,465)
Net income attributable to Wynn Resorts, Limited	$111,943	$105,184	$256,159	$117,516
Basic and diluted net income per common share:
Net income attributable to Wynn Resorts, Limited:
Basic	$1.01	$0.93	$2.31	$1.04
Diluted	$0.91	$0.84	$2.30	$0.84
Weighted average common shares outstanding:
Basic	110,937	112,889	110,980	112,821
Diluted	111,175	113,198	111,222	113,143

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income attributable to Wynn Resorts, Limited	$111,943	$105,184	$256,159	$117,516
Pre-opening expenses	1,558	1,477	3,593	5,955
Property charges and other	38,815	16,019	55,763	18,477
Change in derivatives fair value	(15,517)	(24,336)	2,397	(47,382)
Loss on debt financing transactions	—	3,375	1,561	15,611
Foreign currency remeasurement and other	(8,745)	(6,959)	(4,023)	23,655
Income tax impact on adjustments	(9,684)	1,502	(10,252)	10
Noncontrolling interests impact on adjustments	6,135	7,078	(3,892)	2,830
Adjusted net income attributable to Wynn Resorts, Limited	$124,505	$103,340	$301,306	$136,672
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$1.12	$0.91	$2.71	$1.21

Weighted average common shares outstanding - diluted	111,175	113,198	111,222	113,143

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended June 30, 2024
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$108,249	$61,172	$(7,486)	$161,935	$124,738	$(17,827)	$812	$269,658
Pre-opening expenses	—	—	—	—	334	515	709	1,558
Depreciation and amortization	55,316	20,035	390	75,741	61,885	31,733	7,046	176,405
Property charges and other	272	883	2	1,157	1,906	(174)	35,926	38,815
Management and license fees	17,360	10,486	—	27,846	29,675	10,395	(67,916)	—
Corporate expenses and other	2,005	1,999	5,983	9,987	7,957	1,752	14,014	33,710
Stock-based compensation	1,257	1,336	1,111	3,704	3,838	395	8,230	16,167
Triple-net operating lease rent expense	—	—	—	—	—	35,342	—	35,342
Adjusted Property EBITDAR	$184,459	$95,911	$—	$280,370	$230,333	$62,131	$(1,179)	$571,655

	Three Months Ended June 30, 2023
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$80,275	$47,267	$(5,855)	$121,687	$123,270	$(11,003)	$16,382	$250,336
Pre-opening expenses	—	—	—	—	—	336	1,141	1,477
Depreciation and amortization	53,908	20,527	380	74,815	57,521	30,198	7,428	169,962
Property charges and other	1,534	6,603	12	8,149	6,938	804	128	16,019
Management and license fees	15,074	9,487	—	24,561	27,441	10,746	(62,748)	—
Corporate expenses and other	2,885	2,894	4,428	10,207	7,330	1,949	13,262	32,748
Stock-based compensation	2,931	2,812	1,035	6,778	1,621	443	9,443	18,285
Triple-net operating lease rent expense	—	—	—	—	—	35,631	—	35,631
Adjusted Property EBITDAR	$156,607	$89,590	$—	$246,197	$224,121	$69,104	$(14,964)	$524,458

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Six Months Ended June 30, 2024
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$221,841	$162,176	$(16,099)	$367,918	$271,187	$(34,919)	$28,413	$632,599
Pre-opening expenses	—	—	—	—	736	647	2,210	3,593
Depreciation and amortization	110,443	40,079	770	151,292	120,629	63,076	16,341	351,338
Property charges and other	11,692	446	112	12,250	2,175	170	41,168	55,763
Management and license fees	36,288	23,345	—	59,633	59,917	21,023	(140,573)	—
Corporate expenses and other	4,388	4,501	13,120	22,009	15,951	3,718	31,937	73,615
Stock-based compensation	2,177	2,550	2,097	6,824	6,000	805	16,907	30,536
Triple-net operating lease rent expense	—	—	—	—	—	70,746	—	70,746
Adjusted Property EBITDAR	$386,829	$233,097	$—	$619,926	$476,595	$125,266	$(3,597)	$1,218,190

	Six Months Ended June 30, 2023
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$120,143	$59,516	$(10,838)	$168,821	$261,772	$(25,952)	$15,210	$419,851
Pre-opening expenses	—	—	—	—	81	1,247	4,627	5,955
Depreciation and amortization	108,075	41,177	760	150,012	114,202	60,132	14,428	338,774
Property charges and other	3,829	7,078	13	10,920	7,151	222	184	18,477
Management and license fees	26,904	16,762	—	43,666	55,253	21,249	(120,168)	—
Corporate expenses and other	5,111	5,219	8,052	18,382	13,886	3,813	31,157	67,238
Stock-based compensation	3,603	4,583	2,013	10,199	3,373	893	18,530	32,995
Triple-net operating lease rent expense	—	—	—	—	—	70,914	—	70,914
Adjusted Property EBITDAR	$267,665	$134,335	$—	$402,000	$455,718	$132,518	$(36,032)	$954,204

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income attributable to Wynn Resorts, Limited	$111,943	$105,184	$256,159	$117,516
Net income attributable to noncontrolling interests	34,330	22,651	66,612	11,465
Pre-opening expenses	1,558	1,477	3,593	5,955
Depreciation and amortization	176,405	169,962	351,338	338,774
Property charges and other	38,815	16,019	55,763	18,477
Triple-net operating lease rent expense	35,342	35,631	70,746	70,914
Corporate expenses and other	33,710	32,748	73,615	67,238
Stock-based compensation	16,167	18,285	30,536	32,995
Interest income	(34,884)	(44,127)	(75,056)	(84,320)
Interest expense, net of amounts capitalized	174,596	190,243	357,000	377,983
Change in derivatives fair value	(15,517)	(24,336)	2,397	(47,382)
Loss on debt financing transactions	—	3,375	1,561	15,611
Other	(8,745)	(6,959)	(4,023)	23,655
Provision for income taxes	7,935	4,305	27,949	5,323
Adjusted Property EBITDAR	$571,655	$524,458	$1,218,190	$954,204

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Percent Change	2024	2023	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$444,964	$365,277	21.8	$918,745	$635,964	44.5
Rooms	50,206	50,092	0.2	104,142	97,002	7.4
Food and beverage	29,829	25,260	18.1	61,899	48,813	26.8
Entertainment, retail and other	23,050	27,721	(16.9)	50,164	55,934	(10.3)
Total	$548,049	$468,350	17.0	$1,134,950	$837,713	35.5

Adjusted Property EBITDAR (6)	$184,459	$156,607	17.8	$386,829	$267,665	44.5

Casino statistics:
VIP:
Average number of table games	57	57	—	58	54	7.4
VIP turnover	$2,810,016	$3,042,338	(7.6)	$6,731,100	$5,335,696	26.2
VIP table games win (1)	$115,297	$129,030	(10.6)	$244,712	$191,478	27.8
VIP table games win as a % of turnover	4.10%	4.24%		3.64%	3.59%
Table games win per unit per day	$22,092	$24,728	(10.7)	$23,195	$19,697	17.8
Mass market:
Average number of table games	243	240	1.3	244	239	2.1
Table drop (2)	$1,738,260	$1,507,148	15.3	$3,520,444	$2,689,146	30.9
Table games win (1)	$409,409	$305,817	33.9	$846,732	$566,683	49.4
Table games win %	23.6%	20.3%		24.1%	21.1%
Table games win per unit per day	$18,484	$13,980	32.2	$19,039	$13,125	45.1
Average number of slot machines	607	586	3.6	590	587	0.5
Slot machine handle	$642,713	$579,626	10.9	$1,238,334	$1,126,224	10.0
Slot machine win (3)	$25,590	$27,583	(7.2)	$56,560	$53,008	6.7
Slot machine win per unit per day	$464	$517	(10.3)	$527	$499	5.6
Poker rake	$736	$—	NM	$736	$—	NM
Room statistics:
Occupancy	98.9%	96.5%		98.9%	92.2%
ADR (4)	$316	$318	(0.6)	$326	$319	2.2
REVPAR (5)	$312	$307	1.6	$323	$294	9.9
NM - Not meaningful.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Percent Change	2024	2023	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$280,717	$242,950	15.5	$627,070	$419,333	49.5
Rooms	23,742	26,130	(9.1)	52,361	48,101	8.9
Food and beverage	20,003	14,666	36.4	41,022	28,968	41.6
Entertainment, retail and other	12,807	17,847	(28.2)	28,560	35,917	(20.5)
Total	$337,269	$301,593	11.8	$749,013	$532,319	40.7

Adjusted Property EBITDAR (6)	$95,911	$89,590	7.1	$233,097	$134,335	73.5

Casino statistics:
VIP:
Average number of table games	30	48	(37.5)	30	50	(40.0)
VIP turnover	$1,164,075	$1,390,272	(16.3)	$2,753,760	$2,534,496	8.7
VIP table games win (1)	$25,473	$57,828	(56.0)	$79,379	$88,579	(10.4)
VIP table games win as a % of turnover	2.19%	4.16%		2.88%	3.49%
Table games win per unit per day	$9,449	$13,257	(28.7)	$14,629	$9,808	49.2
Mass market:
Average number of table games	222	209	6.2	222	213	4.2
Table drop (2)	$1,602,920	$1,223,311	31.0	$3,286,071	$2,213,299	48.5
Table games win (1)	$280,830	$216,405	29.8	$607,150	$384,831	57.8
Table games win %	17.5%	17.7%		18.5%	17.4%
Table games win per unit per day	$13,905	$11,388	22.1	$15,048	$9,997	50.5
Average number of slot machines	617	533	15.8	600	532	12.8
Slot machine handle	$801,813	$519,807	54.3	$1,532,202	$989,576	54.8
Slot machine win (3)	$25,978	$15,452	68.1	$52,170	$31,749	64.3
Slot machine win per unit per day	$463	$319	45.1	$478	$330	44.8
Poker rake	$3,607	$5,376	(32.9)	$8,626	$9,312	(7.4)
Room statistics:
Occupancy	99.4%	96.8%		99.4%	93.9%
ADR (4)	$236	$269	(12.3)	$260	$256	1.6
REVPAR (5)	$234	$260	(10.0)	$258	$240	7.5

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Percent Change	2024	2023	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$129,674	$137,946	(6.0)	$264,837	$292,476	(9.5)
Rooms	205,872	177,765	15.8	429,948	362,874	18.5
Food and beverage	208,418	195,146	6.8	402,028	367,629	9.4
Entertainment, retail and other	84,690	67,215	26.0	168,389	141,857	18.7
Total	$628,654	$578,072	8.8	$1,265,202	$1,164,836	8.6

Adjusted Property EBITDAR (6)	$230,333	$224,121	2.8	$476,595	$455,718	4.6

Casino statistics:
Average number of table games	234	235	(0.4)	234	233	0.4
Table drop (2)	$536,461	$559,701	(4.2)	$1,140,635	$1,160,447	(1.7)
Table games win (1)	$117,496	$128,012	(8.2)	$274,107	$274,022	—
Table games win %	21.9%	22.9%		24.0%	23.6%
Table games win per unit per day	$5,529	$5,997	(7.8)	$6,444	$6,490	(0.7)
Average number of slot machines	1,598	1,651	(3.2)	1,608	1,660	(3.1)
Slot machine handle	$1,648,364	$1,522,525	8.3	$3,144,442	$3,095,260	1.6
Slot machine win (3)	$110,017	$103,357	6.4	$209,773	$210,145	(0.2)
Slot machine win per unit per day	$757	$688	10.0	$717	$700	2.4
Poker rake	$7,501	$6,460	16.1	$12,023	$10,574	13.7
Room statistics:
Occupancy	90.9%	90.6%		89.4%	89.7%
ADR (4)	$532	$462	15.2	$563	$477	18.0
REVPAR (5)	$484	$418	15.8	$504	$428	17.8

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Percent Change	2024	2023	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$153,591	$166,826	(7.9)	$319,760	$332,218	(3.7)
Rooms	24,701	22,518	9.7	45,484	41,057	10.8
Food and beverage	23,154	21,964	5.4	43,393	44,237	(1.9)
Entertainment, retail and other	11,162	10,624	5.1	21,755	20,726	5.0
Total	$212,608	$221,932	(4.2)	$430,392	$438,238	(1.8)

Adjusted Property EBITDAR (6)	$62,131	$69,104	(10.1)	$125,266	$132,518	(5.5)

Casino statistics:
Average number of table games	185	190	(2.6)	184	194	(5.2)
Table drop (2)	$358,857	$354,365	1.3	$725,668	$720,406	0.7
Table games win (1)	$70,471	$79,072	(10.9)	$153,449	$158,615	(3.3)
Table games win %	19.6%	22.3%		21.1%	22.0%
Table games win per unit per day	$4,186	$4,573	(8.5)	$4,576	$4,512	1.4
Average number of slot machines	2,590	2,561	1.1	2,613	2,540	2.9
Slot machine handle	$1,420,607	$1,300,237	9.3	$2,823,454	$2,596,664	8.7
Slot machine win (3)	$105,558	$106,726	(1.1)	$210,223	$210,799	(0.3)
Slot machine win per unit per day	$448	$458	(2.2)	$442	$459	(3.7)
Poker rake	$5,307	$5,211	1.8	$11,088	$10,893	1.8
Room statistics:
Occupancy	96.5%	92.7%		93.1%	91.4%
ADR (4)	$422	$400	5.5	$403	$372	8.3
REVPAR (5)	$407	$371	9.7	$375	$340	10.3
(1)Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2)In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3)Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4)ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5)REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6)Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDAR and Net Income Attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Price Karr
702-770-7555
investorrelations@wynnresorts.com